UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2014 (April 29, 2014)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On April 29, 2014, Southern Copper Corporation (“SCC” or the “Company”), held its 2014 Annual Meeting of Stockholders. The total outstanding voting securities eligible to vote were 833,549,550 shares of Common Stock.   802,326,907 shares, constituting approximately 96.25% of the total outstanding shares eligible to vote at the meeting, were present in person or by proxy.  The stockholders were asked to take the following actions:

1.     To elect our twelve directors, who will serve until the 2015 annual meeting.

2.     To ratify the selection by the Audit Committee of the Board of Directors of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for calendar year 2014.

3.     To approve, by non-binding advisory vote, our executive compensation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The results of the vote were as follows:

	Number of Shares
Name	For	Withheld	Broker Non-Votes
Germán Larrea Mota-Velasco	720,855,327	32,287,356	49,184,223
Oscar González Rocha	716,900,431	36,242,252	49,184,223
Emilio Carrillo Gamboa	691,170,417	61,972,266	49,184,223
Alfredo Casar Pérez	728,335,684	24,806,999	49,184,223
Luis Castelazo Morales	729,679,179	23,463,504	49,184,223
Enrique Castillo Sánchez Mejorada	717,916,851	35,225,832	49,184,223
Xavier García de Quevedo Topete	716,595,651	36,547,032	49,184,223
Daniel Muñiz Quintanilla	729,278,368	23,864,315	49,184,223
Luis Miguel Palomino Bonilla	751,571,869	1,570,814	49,184,223
Gilberto Perezalonso Cifuentes	751,613,275	1,529,408	49,184,223
Juan Rebolledo Gout	729,300,213	23,842,470	49,184,223
Carlos Ruiz Sacristán	751,557,937	1,584,746	49,184,223

PROPOSAL 2 — APPROVAL OF THE APPOINTMENT OF SCC’s INDEPENDENT PUBLIC ACCOUNTANTS

The results of the vote were as follows:

Number of Votes (1 vote per share)
In Favor	Against	Abstain	Broker Non-Votes
801,098,884	782,092	445,930	0

PROPOSAL 3 — APPROVAL, BY NON-BINDING VOTE, OF SCC’s EXECUTIVE COMPENSATION

The results of the vote were as follows:

Number of Votes (1 vote per share)
In Favor	Against	Abstain	Broker Non-Votes
749,243,847	3,215,864	682,972	49,184,223

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Raul Jacob
Name:	Raul Jacob
Title:	Vice President, Finance and Chief Financial Officer

Date:  April 30, 2014